         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998

                                                      REGISTRATION NO. 33-64293

-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  __________________

                      POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4
                                REGISTRATION STATEMENT
                                      UNDER THE
                                SECURITIES ACT OF 1933
                                  __________________

                           TELEPHONE AND DATA SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

           DELAWARE                    6749                   36-2669023
       (State or other          (Primary Standard          (I.R.S. Employer
       jurisdiction of              Industrial          Identification Number)
       incorporation or        Classification Code
        organization)                Number)

                               30 NORTH LASALLE STREET
                               CHICAGO, ILLINOIS 60602
                                    (312) 630-1900

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ______________________


        LEROY T. CARLSON, CHAIRMAN                   WITH A COPY TO:
     TELEPHONE AND DATA SYSTEMS, INC.      WILBUR C. DELP, JR., SIDLEY & AUSTIN
         30 NORTH LASALLE STREET                 ONE FIRST NATIONAL PLAZA
         CHICAGO, ILLINOIS 60602                 CHICAGO, ILLINOIS 60603
              (312) 630-1900                          (312) 853-7000

            (Names, addresses, including zip codes, and telephone numbers, including area code, of agents for service)
                                ______________________

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
        FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                ______________________

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

                                ______________________

                           CALCULATION OF REGISTRATION FEE

                                  Amount of      Proposed Maximum    Proposed Maximum
    Title of Each Class of      Securities to     Offering Price        Aggregate                Amount of
  Securities to Be Registered  Be Registered(1)      Per Unit         Offering Price         Registration Fee
-------------------------------------------------------------------------------------------------------------
 Common Shares                    2,750,000            (2)                 (2)                     (2)
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers (i) contracts which may be issued by the Registrant in connection with the issuance of the shares registered above and (ii) such indeterminate amount of securities as may be issued pursuant to anti-dilution provisions of such contracts or in exchange for, or upon conversion of, the securities registered hereunder.

(2) The registration fee was paid previously at the time of the filing of Registration Statement No. 33-64293.

                                ______________________

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                   EXPLANATORY NOTE

          This Post-Effective Amendment No. 1 by Telephone and Data Systems, Inc., a Delaware corporation ("TDS Delaware") to the Registration Statement on Form S-4 (Registration No. 33-64293) of Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"), relates to its Common Shares previously registered for issuance in connection with acquisitions. Pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), TDS Delaware hereby adopts Registration Statement No. 33-64293 as its own for all purposes under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), as a result of the transaction described below.

          Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 6, 1998, between TDS Iowa and TDS Delaware, which had been a wholly-owned subsidiary of TDS Iowa, TDS Iowa merged with and into TDS Delaware, with TDS Delaware as the surviving corporation (the "Reincorporation Merger"). In the Reincorporation Merger, each Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Common Share, $.01 par value, of TDS Delaware, each Series A Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Series A Common Share, $.01 par value, of TDS Delaware, and each Preferred Share, without par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Preferred Share, $.01 par value, of the same series of TDS Delaware.

          The Reincorporation Merger and related transactions are described in the Proxy Statement of TDS Iowa and Prospectus of TDS Delaware, dated March 24, 1998, which is incorporated by reference herein. TDS Iowa and its successor TDS Delaware are herein referred to as "TDS," the "Company" or the "Registrant."

                          PRELIMINARY, SUBJECT TO COMPLETION
                                  DATED MAY 22, 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS                                                              [LOGO]

TELEPHONE AND DATA SYSTEMS, INC.

2,750,000      COMMON SHARES ($.01 PAR VALUE)

     We may use this Prospectus to offer and sell Common Shares, $.01 par value (the "Common Shares"), of Telephone and Data Systems, Inc., a Delaware corporation ("TDS" or the "Company"), in connection with acquisitions by TDS or its subsidiaries. Such shares may be issued in exchange for the shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, in exchange for assets used in or related to the business of such entities or otherwise pursuant to agreements related to such acquisitions, including collateral agreements, such as employment agreements, consulting agreements and non-competition agreements, as well as an additional number of securities which may be issuable upon conversion or exchange of any securities covered by this Prospectus. The terms of such acquisitions and of the issuance of TDS shares under acquisition agreements will generally be determined by direct negotiations with the owners of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by TDS. However, under some circumstances, the Company may issue securities covered by this Prospectus to pay brokers' commissions or similar fees incurred in connection with acquisitions.

     This Prospectus, as amended or supplemented if appropriate, may also be used by the persons who have or will receive shares issued by TDS in acquisitions, including shares sold hereunder and securities received upon conversion of other equity securities of TDS or received upon exercise of rights to exchange equity securities of TDS subsidiaries issued in acquisitions, and who wish to offer and sell such shares, on terms then obtainable, in transactions in which they may be deemed underwriters within the meaning of the Securities Act of 1933. Any profits realized on such sales by such persons may be regarded as underwriting compensation under the Securities Act of 1933.

     The Common Shares are traded on the American Stock Exchange under the symbol "TDS." The Company's Common Shares have less voting power than its Series A Common Shares. The Series A Common Shares, which have effective control of the Company, are not being offered by this Prospectus.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY YOU BEFORE YOU INVEST IN THESE SECURITIES.
                                ______________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ______________________

                  The date of this Prospectus is ____________, 1998.

                                  TABLE OF CONTENTS


                                                                           PAGE

     Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3

     Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . .       4

     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . .      10

     Use of Proceeds/Plan of Distribution. . . . . . . . . . . . . . .      11

     Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . .      12

     Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

     Where You Can Find More Information . . . . . . . . . . . . . . .      12


PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY
STATEMENT

     THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN "FORWARD-LOOKING" STATEMENTS, AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT THE COMPANY'S BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS CONTAIN POTENTIAL RISKS AND UNCERTAINTIES AND, THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

     IMPORTANT FACTORS THAT MAY AFFECT THESE PROJECTIONS OR EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN THE OVERALL ECONOMY; CHANGES IN COMPETITION IN MARKETS IN WHICH THE COMPANY OPERATES; ADVANCES IN TELECOMMUNICATIONS TECHNOLOGY; CHANGES IN THE TELECOMMUNICATIONS REGULATORY ENVIRONMENT; PENDING AND FUTURE LITIGATION; AVAILABILITY OF FUTURE FINANCING; START-UP OF PCS OPERATIONS; AND UNANTICIPATED CHANGES IN GROWTH IN CELLULAR CUSTOMERS, PENETRATION RATES, CHURN RATES AND THE MIX OF PRODUCTS AND SERVICES OFFERED IN THE COMPANY'S MARKETS. SEE ALSO "RISK FACTORS." READERS SHOULD EVALUATE ANY STATEMENTS IN LIGHT OF THESE IMPORTANT FACTORS.

                                       SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS DOCUMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION."

                                     THE COMPANY

TDS is a diversified telecommunications service company with cellular telephone, local telephone and developing personal communications services (PCS) operations. The Company's business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize the Company's expertise in customer-based telecommunications services.

                           TRACKING GROUP CAPITAL STRUCTURE

The Company's Restated Certificate of Incorporation establishes three tracking groups, each of which is represented by a different class of common stock, and one residual group, the TDS Group, which is represented by the Series A Common Shares and Common Shares of the Company.

                                    THE TDS GROUP

The Common Shares are intended to reflect the TDS Group's interest in TDS's three tracking groups as well as the performance of all other interests held by the TDS Group and the effects of certain corporate operations performed by the TDS Group. Until such time as there are any issued and outstanding United States Cellular Group Shares, TDS Telecommunication Group Shares and Aerial Communications Group Shares, all of the Company's equity interest in the United States Cellular Group, the TDS Telecommunications Group and the Aerial Communications Group, respectively, will be deemed to be held by the TDS Group.

                             THE SECURITIES WE MAY OFFER

We may offer up to 2,750,000 Common Shares of the Company.

                                 PURPOSE OF OFFERING

The Common Shares are being offered in connection with acquisitions by TDS or its subsidiaries.

                                MARKET FOR SECURITIES

The Common Shares are listed on the American Stock Exchange under the symbol "TDS."

                                 RESALE OF SECURITIES

This Prospectus, as amended or supplemented, may also be used by persons who have or will receive TDS Common Shares in connection with acquisitions and who wish to offer and sell such shares.

                                     RISK FACTORS

An investment in the Common Shares involves certain risks. See "Risk Factors" immediately following this summary.

                         WHERE YOU CAN FIND MORE INFORMATION

This Prospectus "incorporates by reference" certain information about the Company and the TDS Group from the Company's filings with the SEC. See "Where You Can Find More Information" about how to obtain copies of such filings.

                                ADDRESS AND TELEPHONE

The address of TDS is 30 North LaSalle Street, Chicago, Illinois 60603; and its telephone number is (312) 630-1900.

                                     RISK FACTORS

     AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY INVOLVES CERTAIN RISKS. ACCORDINGLY, YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, TOGETHER WITH THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE PURCHASING THE COMMON SHARES OFFERED HEREBY. THIS PROSPECTUS INCLUDES OR INCORPORATES CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTY. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW AND OTHER FACTORS DISCUSSED ELSEWHERE IN THIS PROSPECTUS. SEE "PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY STATEMENT." CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SECTION ARE USED AS DEFINED ELSEWHERE IN THIS PROSPECTUS.

RISK OF ADVERSE DEVELOPMENTS IN THE BUSINESS OF TDS

GOVERNMENT REGULATION

     The Company and its business units are subject to extensive federal and state regulation. The Telecommunications Act of 1996 (the "1996 Act") mandates significant changes in existing regulation of the telecommunications industry to promote competitive development of new service offerings, to expand public availability of telecommunications services and to streamline regulation of the industry. TDS cannot predict the manner in which all aspects of the 1996 Act will be implemented by the Federal Communications Commission ("FCC") and by state regulators or the impact that such implementation and regulation will have on its businesses. The implementation of these mandates by the FCC and state authorities potentially involves numerous changes in established rules and policies which could adversely affect the Company's financial condition or results of operations. In particular, TDS Telecom may be adversely affected by reduced allowable rates of return, reduced access charges, reduced payments from the universal service fund and increased competition.

COMPETITION AND NEW TECHNOLOGIES

     The 1996 Act was intended to promote competition in the telecommunications industry as a national policy. The Company expects that competition will increase with existing competitors and with other communications technologies that now exist, such as specialized mobile radio, enhanced specialized mobile radio, global satellite networks and cable systems. In addition, the Company may face competition from technologies that may be introduced in the future.

     All of such competition is expected to be intense. There can be no assurance that the Company will be able to compete successfully in this environment or that new technologies and products that are more commercially effective than the Company's technologies and products will not be developed. In addition, many of the Company's competitors have substantially greater financial, technical, marketing, sales and distribution resources than those of the Company and have significantly greater experience than the Company in testing new or improved telecommunications products and services and obtaining regulatory approvals.

RAPID TECHNOLOGICAL CHANGES

     The telecommunications industry has experienced and is expected to continue to experience rapid and significant changes in technology. Alternative technologies may develop for the provision of services to customers which may render certain technologies used by the Company unprofitable or obsolete. There can be no assurance that technological developments will not have a material adverse effect on the Company.

UNCERTAINTY OF FUTURE OPERATING RESULTS AND CASH FLOW FROM OPERATIONS

     Although U.S. Cellular and TDS Telecom are currently profitable and have positive cash flow, on a consolidated basis the Company has recently experienced net losses and/or operating losses due primarily to large start-up losses at Aerial. The Company expects Aerial to continue to incur significant operating losses and net losses, and to generate negative cash flow from operating activities during the next few years, while Aerial continues to develop and construct its PCS networks and build a PCS customer base. There can be no assurance that Aerial will achieve or sustain profitability or positive cash flow from operating activities in the future. If Aerial cannot achieve operating profitability or positive cash flow from operating activities, it may not be able to meet its debt service or working capital requirements, which would have a material adverse effect on the Company and its Common Shares.

     Changes in any of several other factors could further reduce the Company's growth and profitability. These factors include, but are not limited to: (i) the growth rate in the Company's customer base; (ii) the usage and pricing of services; (iii) the churn rate; (iv) the cost of providing services, including the cost of attracting new customers; (v) the introduction of competition from new competitors or from emerging technologies; and (vi) continuing technological advances which may provide additional competitive alternatives to the Company's services.

LIQUIDITY AND CAPITAL RESOURCES

     TDS and its subsidiaries operate relatively capital-intensive businesses. Rapid growth has caused expenditures for construction, expansion and acquisition programs to exceed internally generated cash flow. Accordingly, TDS has obtained substantial funds from external sources to finance the build-out of PCS markets, to fund acquisitions and for general corporate purposes. Although increasing internal cash flow from U.S. Cellular and steady internal cash flow from TDS Telecom have reduced the need for external financing, Aerial's development and construction activities will require substantial additional funds from external sources.

     There can be no assurance that sufficient funds will continue to be available to the Company or its subsidiaries on terms or at prices acceptable to the Company. If sufficient funding is not available to the Company or its subsidiaries on terms and prices acceptable to the Company, the Company or its subsidiaries may be required to reduce their construction, development and acquisition programs. In the long term, reduction of the Company's construction, development and acquisition programs would have a negative impact on the ability of the Company and its subsidiaries to increase their consolidated revenues, income and cash flows.

VALUE OF FCC LICENSES

     A large portion of the Company's assets consist of intangible assets in the form of investments in licenses. In many cases the transfer of such interests is restricted and subject to prior FCC or state regulatory approval. In some cases the transfer of TDS's interests is subject to rights of first refusal. The Company's cellular and PCS licenses are granted by the FCC for ten-year terms and there is no assurance that licenses will be renewed. In addition, the future value of all cellular interests will depend significantly upon the success of the Company's business. While there is a current market for cellular licenses, such a market may not exist in the future or the values obtainable may be significantly lower than at present. In addition, the value of licenses may be affected by the level of supply and demand for such licenses and therefore awards of additional licenses to new competitors or for competitive technologies may adversely affect the value of the Company's licenses.

RISKS OF EXPANSION AND ENTRY INTO NEW BUSINESSES

     The Company believes that a portion of its future growth may come from the development of new technologies and expansion into new markets. TDS is currently expanding into other related telecommunications businesses, such as providing data and Internet services, and entering into new markets as a Competitive Local Exchange Carrier. Such new business development requires significant expenditures, a substantial portion of which must be made before any revenues will be realized. Such capital expenditures are expected to increase as TDS decides to pursue opportunities created by the accelerated pace of regulatory changes designed to increase competition. These expenditures, together with the associated high initial service costs of providing service in new markets, may result in negative cash flow and operating losses from new businesses until an adequate revenue base is established. There can be no assurance that an adequate revenue base will be established in any new technology or market which the Company pursues.

     As the Company expands into new telecommunications businesses, it will incur certain additional risks in connection with such expansion, including increased legal and regulatory risks, and possible adverse reaction by some of its current customers. Such telecommunications businesses and markets are highly competitive and, as a new entrant, the Company may be disadvantaged. The success of TDS's entry into new telecommunications businesses will be dependent upon, among other things, TDS's ability to select new equipment and software and to integrate the new equipment and software into its networks, to hire and train qualified personnel and to enhance its billing, back-office and information systems to accommodate new services. No assurance can be given that TDS will be successful with respect to these telecommunications businesses. If TDS is not successful with respect to these matters, there may be a material adverse effect on TDS's businesses. In addition, demand and market acceptance for these new products and services are subject to a high level of uncertainty.

RISKS ASSOCIATED WITH POSSIBLE ACQUISITIONS

     The Company expects that a portion of its future growth may come from acquisitions. The acquisition of additional businesses will depend on TDS's ability to identify suitable acquisition candidates, to negotiate acceptable terms for their acquisition and to finance any such acquisitions. TDS will also be subject to competition for suitable acquisition candidates. Any acquisitions, if made, could divert the resources and management time of TDS and would require integration with TDS's existing networks and services. As a result, there can be no assurance that any such acquisitions will occur or that any such acquisitions, if made, would be made in a timely manner or on terms favorable to TDS or would be successfully integrated into TDS's operations.

RADIO FREQUENCY EMISSION CONCERNS

     Media reports have suggested that certain radio frequency ("RF") emissions from portable cellular telephones might be linked to cancer. The Company is not aware of any authoritative evidence linking the usage of portable cellular telephones with cancer. Concerns over RF emissions may have the effect of discouraging the use of cellular telephones and other wireless communications devices, such as those used by PCS services, which could have an adverse effect upon the Company's financial condition and results of operations. The FCC currently has a rulemaking proceeding pending to update the guidelines and methods it uses for evaluating RF emissions in radio equipment, including cellular telephones. While the proposal would impose more restrictive standards on RF emissions from low-power devices such as portable cellular telephones, it is anticipated that all cellular and PCS telephones currently marketed and in use will comply with those standards.

DEPENDENCE ON KEY PERSONNEL

     TDS's businesses are managed by a relatively small number of senior management and operating personnel and the Company is highly dependent upon the technical and management skills of its key employees. The loss of the services of any key employee could adversely affect TDS's financial condition and results of operations. There can be no assurance that the Company will be successful in retaining its key employees or that it can attract or retain additional skilled personnel.

YEAR 2000 RISK

     TDS has implemented a Year 2000 program to ensure that its computer systems and applications will function properly beyond 1999. TDS believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. TDS does not expect to incur significant expenditures to address this issue. The ability of third parties with whom TDS transacts business to adequately address their Year 2000 issues is outside of TDS's control. There can be no assurance that the failure of TDS or such third parties adequately to address their respective Year 2000 issues will not have a material adverse effect on TDS's business, financial condition, cash flows and results of operations.

RISKS RELATED TO CAPITAL STRUCTURE AND THE COMMON SHARES

SHAREHOLDERS OF ONE COMPANY; FINANCIAL EFFECTS OF OTHER GROUPS COULD ADVERSELY AFFECT THE TELECOM GROUP

     Notwithstanding the attribution of assets and liabilities (including contingent liabilities) and shareholders' equity among the Groups for the purpose of preparing their respective financial statements, such attribution in the capital structure of the Company does not affect legal title to such assets or responsibility for such liabilities of the Company or any of its subsidiaries. Financial impacts arising from the Telecom Group, the Cellular Group or the Aerial Group that affect the consolidated results of operations or financial position of the Company could affect the results of operations or financial position of the TDS Group. Moreover, any net losses of the Telecom Group, the Cellular Group or the Aerial Group, and any distributions on, or repurchases of, any shares of capital stock will reduce the funds of the Company legally available for the payment of dividends on the Common Shares. Accordingly, the TDS Group financial information should be read in conjunction with the Company's consolidated financial information.

     Important factors that may have a material adverse effect on the TDS Group and the TDS Group's interests in the Telecom Group, Cellular Group and/or Aerial Group include, but are not limited to: changes in the overall economy; changes in competition in markets in which the Telecom Group, Cellular Group and/or the Aerial Group operate; advances in telecommunications technology; changes in the telecommunications regulatory environment; pending and future litigation; availability of future financing; and unanticipated negative changes in growth in customers, penetration rates, churn rates or the mix of products and services offered in their respective markets.

LIMITED SEPARATE SHAREHOLDER RIGHTS

     Holders of Common Shares do not have any legal rights specifically related to the assets attributed to the TDS Group except as provided by the Restated Certificate of Incorporation of the Company (the "Restated Certificate"). Holders of Common Shares will be common shareholders of the Company, and will continue to be subject to all the risks associated with an investment in the Company and all of its businesses and liabilities. The Company and its subsidiaries will continue to be responsible for each of their respective liabilities.

LIMITED VOTING RIGHTS; VARIABLE VOTING RIGHTS

     Holders of Common Shares do not have the right to vote with respect to the election of a majority of the directors, which are elected by the holders of Series A Common Shares and certain series of Preferred Shares of the Company. In addition, only the affirmative vote of the holders of a majority of the outstanding voting power of the Series A Common Shares, Common Shares and series of Preferred Shares which have voting rights will be required to amend the Restated Certificate, approve the sale of substantially all of the assets of TDS, approve the dissolution of TDS or approve any other matter required to be voted on by shareholders, except as required under the Restated Certificate or the Delaware General Corporation Law ("DGCL").

     When a vote is taken on any matter as to which all stock is voting together as one group, any one or more classes entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter. Currently, the TDS voting trust controls a majority of the voting power of the Company. Certain matters on which holders of common stock would vote together as a single class could involve a divergence or the appearance of a divergence of the interests between the holders of classes of common stock.

     The relative voting power of the Common Shares in the election of certain directors will fluctuate from time to time, based upon the relative market capitalization of the Common Shares to the average market capitalization of all classes of stock voting in the election of such directors.

POTENTIAL DIVERGENCE OF INTERESTS; NO SPECIFIC PROCEDURES FOR RESOLUTION

     Occasions may arise when the interests of the holders of the Common Shares and the holders of the Tracking Stocks may diverge or appear to diverge. Examples include, among others, determinations by the Board to (i) redeem the shares of a class of Tracking Stock, (ii) approve the disposition of all or substantially all of the properties and assets of one of the Tracking Groups, (iii) allocate consideration to be received by holders of common stock in connection with a merger or consolidation involving the Company among holders of different classes of common stock, (iv) allocate resources and financial support to or pursue business opportunities or operational strategies through one Group instead of one or more of the other Groups, (v) if and to the extent there is either a retained interest ("Retained Interest") or an inter-Group interest ("Inter-Group Interest"), allocate the proceeds of future issuances of the Tracking Stock as a reduction (a) in a Retained Interest or Inter-Group Interest (as the case may be) in the issuing Tracking Group or (b) to the equity of the issuing Tracking Group, (vi) pay or omit dividends on any class of common stock or
(vii) approve transactions involving the transfer of funds or assets from one Group to one or more of the other Groups or make other operational or financial decisions with respect to one Group that could be considered to be detrimental to one or more of the other Groups.

     The Company has adopted procedures for consideration of matters involving a divergence of interests among the holders of the Company's different classes of common stock, however, these policies could be modified or rescinded by the Board, in its sole discretion, without the approval of shareholders, although there is no present intention to do so.

     Disproportionate ownership interests of members of the Board in one or more classes of common stock of the Company or disparate values of the classes of common stock of the Company held by directors could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for different classes.

NO ASSURANCE OF PAYMENT OF DIVIDENDS

     Dividends on Common Shares are payable out of the lesser of assets of the Company legally available therefor and the available dividend amount for the TDS Group. Subject to the foregoing provisions, and notwithstanding the available dividend amount for the TDS Group, the respective amounts of prior dividends paid on, or liquidation rights of, any shares of common stock, or any other factor, dividends may be declared and paid on the Common Shares, the Series A Common Shares, any Special Common Shares that may be issued in the future, the Telecom Group Shares, the Cellular Group Shares and/or the Aerial Group Shares in equal or unequal amounts (with the exception that dividends paid on Common Shares and any Special Common Shares that may be issued in the future must always be the same per share and equal to or greater than the per share dividend on the Series A Common Shares).

     If any of the Groups incurs a net loss, the assets legally available for payment of dividends on all classes of common stock would be reduced. In addition, payment of dividends or distributions on any class of common stock will decrease the amount of funds available under the limitations described above for the payment of dividends on all classes of common stock.

ALLOCATION OF PROCEEDS UPON SUBSEQUENT ISSUANCES OF TRACKING STOCK

     If and to the extent that, at the time of any subsequent issuance of Tracking Stock, the TDS Group has a Retained Interest in such Tracking Group, the Board would determine the allocation of the net proceeds of such issuance among the TDS Group and the Tracking Group. Any such allocation of net proceeds to the TDS Group would reduce the Retained Interest of the TDS Group in the Tracking Group.

MANAGEMENT AND ALLOCATION POLICIES

     The Board has adopted certain management and allocation policies with respect to cash management, corporate expenses and inter-Group transactions, any and all of which could be modified or rescinded by the Board, in its sole discretion, without the approval of shareholders, although there is no present intention to do so. The Board could also decide to modify or rescind such policies, or to adopt additional policies, and any such decision could have disparate effects upon holders of shares of any class or series of common stock. The Board could also allocate resources and financial support to or pursue business opportunities or operational strategies through one Group instead of the other Groups. The decision to allocate resources and financial support to one Group may adversely affect the ability of the other Groups to obtain funds sufficient to implement their business strategies. In making any such determination, the Board may also consider regulatory requirements, including those imposed by the public utility commissions of various states and the FCC.

TRANSFER OF FUNDS AMONG GROUPS; EQUITY CONTRIBUTIONS

     To the extent cash needs of one Group exceed cash provided by such Group, one of the other Groups may transfer funds to such other Group. There are no specific criteria for determining when a transfer will be reflected as a borrowing or as the creation of, or an increase or reduction in, a Retained Interest or an Inter-Group Interest. Although the creation of or any increase in a Retained Interest or an Inter-Group Interest resulting from an equity contribution by the TDS Group or another Group to a Tracking Group (or any decrease in such Retained Interest or Inter-Group Interest) would be determined by reference to the market value of the Tracking Group shares as of the date of such event, an increase (or decrease) could occur at a time when the Tracking Group shares could be considered undervalued or overvalued.

ABSENCE OF APPROVAL RIGHTS WITH RESPECT TO FUTURE ISSUANCES OF AUTHORIZED SHARES

     The authorized but unissued Common Shares (as well as Series A Common Shares and Special Common Shares) will be available for issuance from time to time at the sole discretion of the Board for any proper corporate purpose. The approval of the shareholders of the Company will not be sought by the Company for the issuance of authorized but unissued shares of any class of capital stock (or the reissuance of previously issued shares that have been reacquired by the Company) or securities of the Company that are convertible into or exercisable or exchangeable for such shares, unless deemed advisable by the Board or required by applicable law, regulation or American Stock Exchange requirements. The Company has no current plans to issue any material number of Common Shares (or Series A Common Shares or Special Common Shares) except as otherwise described or incorporated by reference herein.

CONTROL BY VOTING TRUST

     A substantial majority of the outstanding Series A Common Shares are held in a voting trust which expires on June 30, 2009 (herein referred to as the "TDS Voting Trust"). The TDS Voting Trust was created to facilitate the long-standing relationships among the trustees' certificate holders. By virtue of the number of shares held by them, the voting trustees have the power to elect approximately 75% (less one) of the directors, or eight directors based on the current size of the Board, and control a majority of the voting power of the Company with respect to matters other than the election of directors.

ANTI-TAKEOVER CONSIDERATIONS

     The existence of the TDS Voting Trust is likely to deter any potential unsolicited or hostile takeover attempts or other efforts to obtain control of the Company and may make it more difficult for shareholders to sell shares of the Company at higher than market prices. The trustees of the TDS Voting Trust have advised the Company that they intend to maintain the ability to keep or dispose of voting control of TDS.

     The Restated Certificate and the Company's Bylaws also contain provisions which may serve to discourage or make more difficult a change in control of the Company without the support of the Board or without meeting various other conditions. In particular, the Restated Certificate includes a provision which authorizes the Board to consider various factors, including effects on customers, taxes, and the long-term and short-term interests of the Company, in the context of a proposal or offer to acquire or merge the corporation, or to sell its assets, and to reject such offer if the Board determines that the proposal is not in the best interests of the corporation based on such factors. The provisions of the Restated Certificate and the Bylaws of the Company and the existence of the Tracking Stocks could, under certain circumstances, prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of the Company by delaying or preventing such change in control.

     The Restated Certificate also authorizes the Board to designate and issue Undesignated Shares in one or more classes or series of preferred or common stock from time to time. Generally, no further action or authorization by the shareholders is necessary prior to the designation or issuance of the additional Undesignated Shares authorized pursuant to the Restated Certificate unless applicable laws or regulations would require such approval in a given instance. Such Undesignated Shares could be issued in circumstances that would serve to preserve control of TDS's then existing management.

     The Restated Certificate divides the Board into three classes, with staggered terms of office. Each year, one class is elected for a three-year term. The classification of directors may have the effect of limiting or deterring a proxy contest for the removal of incumbent directors.

     The Company is not aware of any current intention of the TDS Voting Trust to dispose of any significant amount of Series A Common Shares of the Company or of any existing or planned effort on the part of any party to accumulate material amounts of Common Shares or Series A Common Shares, or to acquire control of TDS by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change TDS's management.

YEAR 2000 RISK

     The Company has implemented a Year 2000 program to ensure that its computer systems and applications will function properly beyond 1999. The Company believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures to address this issue. The ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties adequately to address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

                                     THE COMPANY

     TDS is a diversified telecommunications service company with cellular telephone, local telephone and developing personal communications services
(PCS) operations.   The Company's business development strategy is to expand
its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize the Company's expertise in customer-based telecommunications services.

     The Company's Restated Certificate of Incorporation establishes three tracking groups (the "Tracking Groups"), each of which would be represented by a different class of common stock ("Tracking Stock"), and one residual group (the "TDS Group"), which is represented by the Series A Common Shares and Common Shares of the Company.

     The United States Cellular Group Common Shares (the "Cellular Group Shares"), when issued, are intended to reflect the separate performance of the United States Cellular Group (the "Cellular Group"), which consists of the Company's interest in United States Cellular Corporation, a subsidiary of the Company operating and investing in cellular telephone companies and properties ("U.S. Cellular").

     The TDS Telecommunications Group Common Shares (the "Telecom Group Shares"), when issued, are intended to reflect the separate performance of the TDS Telecommunications Group (the "Telecom Group"), which consists of the Company's interest in TDS Telecommunications Corporation, a subsidiary of the Company operating landline telephone companies ("TDS Telecom"), and includes the attribution of certain corporate debt.

     The Aerial Communications Group Common Shares (the "Aerial Group Shares"), when issued, are intended to reflect the separate performance of the Aerial Communications Group (the "Aerial Group"), which consists of the Company's interest in Aerial Communications, Inc., a subsidiary of the Company providing broadband personal communications services ("Aerial").

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 6, 1998, between Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"), and the Company, which had been a wholly-owned subsidiary of TDS Iowa, TDS Iowa merged with and into Company, with Company as the surviving corporation (the "Reincorporation Merger"). In the Reincorporation Merger, each Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Common Share, $.01 par value, of Company ("Common Shares"), each Series A Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Series A Common Share, $.01 par value, of Company ("Series A Common Shares"), and each Preferred Share, without par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Preferred Share, $.01 par value, of Company with the same rights, preferences and limitations as set forth in the original certificate of designation for the series related to such Preferred Share.

     In connection with the Reincorporation Merger, the Company intends to distribute (the "Distribution") one Cellular Group Share, two-thirds of a Telecom Group Share and two-thirds of an Aerial Group Share with respect to each outstanding Series A Common Share and Common Share. There can be no assurance that the Distribution will be completed or that it will be completed as currently contemplated.

     Upon the completion of the Distribution as contemplated, the Series A Common Shares and the Common Shares, and any issued Special Common Shares, par value $.01 per share ("Special Common Shares"), of the Company would represent a common equity interest in the TDS Group, which would have a Retained Interest of approximately 20-25% of the common shareholders' equity value of the Company attributable to each of the Cellular Group, the Telecom Group and the Aerial Group. Accordingly, the Series A Common Shares, Common Shares and any issued Special Common Shares (collectively, the "TDS Group Shares") of TDS Delaware are intended to reflect the combined performance of the all of the Tracking Groups of TDS. In addition, the Series A Common Shares and Common Shares are intended to reflect the performance of all other interests held by the TDS Group and the effects of certain corporate operations performed by the TDS Group. The TDS Group would also include such other assets and liabilities of the Company as the Board may in the future determine to attribute to the TDS Group and such other businesses, assets and liabilities as the Company or any of its subsidiaries may in the future acquire for the TDS Group, as determined by the Board.
Until such time as there are any issued and outstanding Cellular Group
Shares, Telecom Group Shares and Aerial Group Shares, all of the Company's equity interest in the Cellular Group, the Telecom Group and the Aerial
Group, respectively, will be deemed to be held by the TDS Group.

     The Company has attempted to reach an agreement with a special committee of U.S. Cellular relating to the acquisition by TDS of the outstanding shares of U.S. Cellular which TDS does not own in exchange for Cellular Group Shares, and to reach an agreement with a special committee of Aerial relating to the acquisition by TDS of the outstanding shares of Aerial which TDS does not own in exchange for Aerial Group Shares. There can be no assurance that TDS will be able to reach agreements relating to such transactions. If TDS is unable to reach such agreements or otherwise acquire the publicly-held shares of U.S. Cellular or Aerial, such shares would continue to remain outstanding.

     The Reincorporation Merger, the Distribution and related transactions are described in the Proxy Statement of TDS Iowa and Prospectus of Company, dated March 24, 1998, as supplemented, which is incorporated by reference herein.

     The Company is the successor to TDS Iowa. As noted above, in 1998, TDS Iowa merged with and into the Company, with the Company surviving the merger. The Company's corporate headquarters are located at 30 N. LaSalle, Suite 4000, Chicago, Illinois 60602, and its telephone number is (312) 630-1900. Except where the context otherwise indicates, the term "Company" and "TDS" include Telephone and Data Systems, Inc., a Delaware corporation, and its subsidiaries.

                         USE OF PROCEEDS/PLAN OF DISTRIBUTION

     The securities of TDS which may be offered from time to time by this Prospectus include up to 2,750,000 Common Shares, as well as an indeterminate number of securities which may be issuable upon conversion or exchange of any securities covered by this Prospectus. TDS proposes to issue such shares in connection with acquisitions by TDS or its subsidiaries. The consideration for any acquisition, including consideration issued under any collateral arrangements such as employment agreements, consulting agreements or non-competition agreements, may consist of cash, notes or other evidences of debt, assumptions of liabilities, equity securities, or a combination thereof, as determined from time to time by negotiations between TDS and the owners of businesses or properties to be acquired. TDS intends to concentrate its acquisitions in the telecommunications industry, with primary emphasis on acquiring cellular interests and operating telephone companies. If the opportunity arises, however, TDS will attempt to make acquisitions which are either complementary to its present operations or which it considers advantageous even though they may be dissimilar to its present activities. In general, the terms of acquisitions will be determined by direct negotiations between the representatives of TDS and the owners of the businesses or properties to be acquired or, in the case of entities more widely held, through exchange offers to stockholders or documents soliciting approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by TDS. However, under some circumstances, the Company may issue Common Shares covered by this Prospectus to pay brokers' commissions or similar fees incurred in connection with acquisitions.

     This Prospectus, as appropriately amended or supplemented, has also been prepared for use by persons who receive shares issued by TDS in acquisitions, including Common Shares received upon conversion or exchange of other equity securities of TDS or its subsidiaries issued in acquisitions, and who wish to offer and sell such shares, on terms then available, in transactions in which they may be deemed affiliates or underwriters within the meaning of the Securities Act of 1933 (such persons being referred to under this caption as "Selling Shareholders"). Resales may be made pursuant to this Prospectus, as amended or supplemented, pursuant to Rule 145(d) under the Securities Act of 1933, or pursuant to an exemption from such Act. Profits realized on resales by Selling Shareholders under certain circumstances may be regarded as underwriting compensation under the Securities Act of 1933.

     Resales by Selling Shareholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the Selling Shareholder's agent in the sale of shares by such Selling Shareholder, or such securities firm may purchase shares from the Selling Shareholder as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on the American Stock Exchange or other exchange on which such shares are traded, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain civil liabilities, including liabilities under the Securities Act of 1933. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act of 1933, and any commissions earned by such firm may be deemed to be underwriting discounts or commissions under such Act.

     A Prospectus Supplement, if required, will be filed under Rule 424(b) under the Securities Act of 1933, disclosing the name of the Selling Shareholder, the participating securities firm, if any, the number of shares involved, and other details of such resale, if appropriate.

                                    LEGAL MATTERS

     Certain legal matters relating to the securities offered hereby will be passed upon for TDS by Sidley & Austin, Chicago, Illinois. The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of Sidley & Austin.

                                       EXPERTS

     The audited consolidated financial statements and schedules of TDS incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports incorporated by reference herein. The financial statements and schedules referred to above have been incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing in giving said reports.

                         WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov.

     The Company filed a Registration Statement related to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the Exhibits thereto for further information. This document is qualified in its entirely by such other information.

     The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the Company's business and finances.

     1.   TDS's Annual Report on Form 10-K for the year ended December 31,
          1997;

     2.   TDS's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1998;

     3. TDS's Current Reports on Form 8-K reporting events on January 28, February 10, March 24, April 17, April 21 and April 27, 1998;

     4. The Company's Prospectus dated March 24, 1998, which is part of its Registration Statement on Form S-4 (Registration No. 333-42535); and

     5. The Company's Report on Form 8-A/A-3 dated May 22, 1998, which includes a description of the Company's capital stock.

     This Prospectus also incorporates by reference additional documents that may be filed by the Company with the SEC between the date of this Prospectus and the date our offering is completed.

     YOU MAY OBTAIN COPIES OF SUCH DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN), WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30
N. LASALLE STREET, CHICAGO, IL 60603, (312) 630-1900. IN ORDER TO ENSURE DELIVERY OF DOCUMENTS, ANY REQUEST THEREFOR SHOULD BE MADE NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO MAKING AN INVESTMENT DECISION.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS.
 YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAT THE DATE OF SUCH PROSPECTUS, AND NEITHER THE MAILING OF THE PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF ANY SECURITIES HEREUNDER SHALL CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROSPECTUS DOES NOT OFFER TO BUY OR SELL SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Restated Certificate of Incorporation provides that TDS shall indemnify directors and officers of TDS, its consolidated subsidiaries and certain other related entities generally in the same manner and to the extent permitted by the Delaware General Corporation Law, as more specifically provided in the Bylaws of TDS. The Bylaws provide for indemnification and permit the advancement of expenses by TDS generally in the same manner and to the extent permitted by the Delaware General Corporation Law, subject to compliance with certain requirements and procedures specified in the Bylaws. In general, the Bylaws require that any person seeking indemnification must provide TDS with sufficient documentation as described in the Bylaws and, if an undertaking to return advances is required, to deliver an undertaking in the form prescribed by TDS and provide security for such undertaking if considered necessary by TDS. In addition, the Bylaws specify that, except to the extent required by law, TDS does not intend to provide indemnification to persons under certain circumstances, such as where the person was not acting the interests of TDS or was otherwise involved in a crime or tort against TDS.

          Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

          Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

          Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

          The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

          The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a)  Exhibits

EXHIBIT NO.              DESCRIPTION OF DOCUMENT
     4.1           Restated Certificate of Incorporation, as amended
                   (incorporated herein by reference to Exhibit 3.1 to the
                   Registrant's Registration Statement on Form 8-A/A-3)
     4.2           Restated By-laws (incorporated herein by reference to
                   Exhibit 3.2 to the Registrant's Registration Statement on
                   Form 8-A/A-3)
     5             Opinion of Sidley & Austin
     23.1          Consent of independent public accountants
     23.2          Consent of Sidley & Austin (included in Exhibit 5)
     24            Powers of Attorney (included on Signature Page)

          (b)  Schedules

     Report of Independent Public Accountants on Financial Statement Schedules*

     I.            Condensed Financial Information of Registrant-Balance
                   Sheets as of December 31, 1997 and 1996 and Statements of
                   Income and Statements of Cash Flows for each of the Three
                   Years in the Period Ended December 31, 1997

     II.           Valuation and Qualifying Accounts for each of the Three
                   Years in the Period Ended December 31, 1997*

          All other schedules are omitted because they are not applicable or not required or because the required information is shown in the financial statements or notes thereto.

_______________

* Incorporated herein by reference to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1997

ITEM 22. UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

          (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (1) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) The undersigned registrant hereby undertakes as follows: prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

          (e)  The undersigned registrant undertakes that every prospectus
(i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with the offering of securities subject to Rule 415, except to the extent permitted to be filed as a prospectus supplement, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, except where the transaction in which the securities being offered pursuant to this registration statement would itself qualify for an exemption from Section 5 of the Securities Act, absent the existence of other similar (prior or subsequent) transactions.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 22nd day of May, 1998.

                              TELEPHONE AND DATA SYSTEMS, INC.


                              By:    /s/ LeRoy T. Carlson
                                 ----------------------------
                                   LeRoy T. Carlson, CHAIRMAN

                                  POWER OF ATTORNEY

     Each person whose signature below constitutes and appoints LeRoy T. Carlson and LeRoy T. Carlson, Jr., and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate applications, statements, consents and other documents as may be necessary or expedient to register securities of the Registrant for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the 22nd day of May, 1998.

              Signature                                Title

  /s/LeRoy T. Carlson               CHAIRMAN AND DIRECTOR
-------------------------------
        LeRoy T. Carlson

  /s/LeRoy T. Carlson, Jr.          PRESIDENT AND DIRECTOR (CHIEF EXECUTIVE
-------------------------------     OFFICER)
        LeRoy T. Carlson, Jr.

  /s/Murray L. Swanson              EXECUTIVE VICE PRESIDENT - FINANCE AND
------------------------------      DIRECTOR (PRINCIPAL FINANCIAL OFFICER)
        Murray L. Swanson

 /s/James Barr III                  DIRECTOR
------------------------------
        James Barr III

 /s/Rudolph E. Hornacek             DIRECTOR
------------------------------
        Rudolph E. Hornacek

 /s/Donald C. Nebergall             DIRECTOR
------------------------------
         Donald C. Nebergall


                            PAGE 1 OF 2 SIGNATURE PAGES TO
          POST-EFFECTIVE AMENDMENT NO. 1 TO TDS SHELF REGISTRATION STATEMENT
                      RE: COMMON SHARES FOR USE IN ACQUISITIONS

 /s/Herbert S. Wander               DIRECTOR
-----------------------------
        Herbert S. Wander

 /s/Walter C.D. Carlson             DIRECTOR
-----------------------------
        Walter C.D. Carlson

  /s/Letitia C.G. Carlson           DIRECTOR
-----------------------------
        Letitia C.G. Carlson

 /s/Donald R. Brown                 DIRECTOR
-----------------------------
        Donald R. Brown

                                    DIRECTOR
-----------------------------
        George W. Off

 /s/Martin L. Solomon               DIRECTOR
-----------------------------
          Martin L. Solomon

 /s/ Gregory J. Wilkinson           VICE PRESIDENT AND CONTROLLER (PRINCIPAL
-----------------------------       ACCOUNTING OFFICER)
        Gregory J. Wilkinson


                            PAGE 2 OF 2 SIGNATURE PAGES TO
          POST-EFFECTIVE AMENDMENT NO. 1 TO TDS SHELF REGISTRATION STATEMENT
                      RE: COMMON SHARES FOR USE IN ACQUISITIONS

                                  INDEX TO EXHIBITS


EXHIBIT NO.         DESCRIPTION OF DOCUMENT

     5              Opinion of Sidley & Austin

     23.1           Consent of Independent Public Accountants

     23.2           Consent of Sidley & Austin (included in Exhibit 5)

     24             Powers of Attorney (included on Signature Page)